Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sparton Corporation

Schaumburg, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-82380, 333-156388 and 333-164057) of Sparton Corporation of our reports dated September 8, 2010, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Sparton Corporation’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

September 8, 2010